AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 2002
                                                 REGISTRATION NO. 333-85154
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM SB-2/A
                   FOURTH AMENDMENT TO REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                         LocatePLUS Holdings Corporation
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                  7379                            04-3332304
    (State or Other Jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
    Incorporation or Organization)            Classification Code Number)           Identification Number)

                               100 Cummings Center
                                   Suite 235M
                          Beverly, Massachusetts 01915
                                 (978) 921-2727
   --------------------------------------------------------------------------
   (Address and telephone number of principal executive offices and principal place of business)

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                                Jon R. Latorella
                      President and Chief Executive Officer
                         LocatePLUS Holdings Corporation
                               100 Cummings Center
                                   Suite 235M
                          Beverly, Massachusetts 01915
                                 (978) 921-2727
           ----------------------------------------------------------
           (Name, Address, and Telephone Number of Agent for Service)

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                                    Copy to:
  Michael A. Hickey, Esq.                             Geoffrey T. Chalmers, Esq.
 Kirkpatrick & Lockhart LLP                                33 Broad Street
      75 State Street                                         Suite 1100
Boston, Massachusetts 02109                          Boston, Massachusetts 02109


        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO        OFFERING PRICE          AGGREGATE           REGISTRATION
        REGISTERED                    BE REGISTERED        PER SHARE(1)       OFFERING PRICE(1)          FEE
---------------------------------   -----------------   ----------------    --------------------     -------------
Units, each consisting of               12,000,000            $0.30              $3,600,000              $333
     (i) one share of Class B
     Non-Voting Common Stock;           12,000,000             --                      --                 --
     and

     (ii) one warrant to purchase
     one share of Class A Voting        12,000,000             --                      --                 --
     Common Stock

Shares of Class A Voting Common
Stock issuable upon exercise of         12,000,000(2)         $0.50              $6,000,000              $552
warrants underlying Units
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
(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2) Pursuant to Rule 416, there are also being registered such additional shares of Class A Voting Common Stock as may be issuable pursuant to the anti-dilution provisions of the warrants.

                    ----------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    ----------------------------------------

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.
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                   SUBJECT TO COMPLETION, DATED AUGUST 5, 2002

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  1.1 Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated March 15, 2002.**
  1.2 Amendment to Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated June 18, 2002.**
  1.3 Second Amendment to Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated July 22, 2002.**
  3.1 Second Amended and Restated Certificate of Incorporation of LocatePLUS Holdings Corporation, as filed with the Secretary of State of the State of Delaware on March 19, 2002.**
  3.2     By-Laws of LocatePLUS Holdings Corporation.**
  4.1 Warrant and Unit Agreement by and between LocatePLUS Holdings Corporation and Transfer Online, Inc., dated March 22, 2002.**
  4.2     Form of Warrant Certificate.**
  4.3     Form of Unit Certificate.**
  4.4     Form of Class A Voting Common Stock Certificate.**
  4.5     Form of Class B Non-voting Common Stock Certificate.**
  4.6 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class A Voting Common Stock).**
  4.7 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class B Non-voting Common Stock).**
  4.8     Form of Convertible Subordinated Promissory Note ("Bridge Note").**
  4.9     Form of Detachable Warrant Agreement ("Bridge Warrant").**
  4.10    $10,000 Convertible Promissory Note, dated March 9, 2001.**
  4.11    Amended form of Warrant Certificate.**
  4.12 Amended and Restated Warrant and Unit Agreement by and between LocatePLUS Holdings Corporation and Transfer Online, Inc., dated June 20, 2002.**
  4.13    Amendment to $10,000 Convertible Promissory Note, dated July 23,
          2002.**
  5.1     Opinion of Kirkpatrick & Lockhart LLP.**
  10.1 Master Lease Agreement between Cummings Properties, Inc. and Worldwide Information, Inc., dated November 20, 1999.**
  10.2 Database License Agreement between Worldwide Information, Inc. and TransUnion Corporation, undated.(1)
  10.3 Database License Agreement between LocatePLUS.com, Inc. and Hogan Information Services Co., dated November 27, 2001.(1)
  10.4 License Agreement between Worldwide Information, Inc. and First American Real Estate Solutions, LLC, dated March 31, 1999.(1)
  10.5 Channel Partner Agreement between LocatePLUS Holdings Corporation and Intellicorp LTD, dated September 1, 2001.**
  10.6 Letter Agreement between LocatePLUS Holdings Corporation and Intellicorp LTD, dated December 19, 2001.**
  10.7    Secured Note, dated June 1, 2001.**
  10.8 $750,000 Loan Agreement between LocatePLUS Holdings Corporation and Gemstone Investment Company, Inc., dated June 4, 2002.**
  10.9 Security Agreement between LocatePLUS Holdings Corporation and Gemstone Investment Company, Inc., dated June 4, 2002.**
  10.10 Pledge Agreement between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
  10.11 Mortgage between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
  10.12 Guaranty Agreement, between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
  10.13 $175,000 Ten Year Term Promissory Note, made by Jon R. Latorella, dated January 3, 2000.**
  10.14 $100,000 Ten Year Term Promissory Note, made by Jon R. Latorella, dated January 3, 2000.**
  10.15 $125,000 Ten Year Term Promissory Note, made by Robert A. Goddard, dated January 3, 2000.**
  10.16 $750,000 Promissory Note, made by LocatePLUS Holdings Corporation, dated June 4, 2002.**
  21.1    Subsidiaries of LocatePLUS Holdings Corporation.**
  23.1    Consent of Kirkpatrick & Lockhart LLP.**
  23.2    Consent of PricewaterhouseCoopers LLP.**
  99.1 Escrow Agreement by and between American Pacific Bank, Transfer Online, Inc., Oftring & Co., Inc. and LocatePLUS Holdings Corporation, dated June 20, 2002.**
  99.2 Subscription Agreement (for use in states in which the Registrant's securities are being registered by coordination or qualification).**
  99.3 Subscription Agreement (for use in the Commonwealth of Massachusetts only).**

   **  Previously filed with the Commission.
  (1)  Confidential treatment being sought by the Registrant.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement, as amended, to be signed on its behalf by the undersigned, in the Commonwealth of Massachusetts, on August 2, 2002.


                                                 LOCATEPLUS HOLDINGS CORPORATION
                                                 (REGISTRANT)

                                                 By  /s/ Jon R. Latorella
                                                     ---------------------------
                                                     Chairman, President and
                                                     Chief Executive Officer



     Each person whose signature appears below appoints Jon R. Latorella as his or her attorney-in-fact, with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended, on Form SB-2 of LocatePlus Holdings Corporation and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all the said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act, this Registration Statement, as amended, was signed by the following persons in the capacities and on the dates stated.


      SIGNATURE                     TITLE                              DATE
      ---------                     -----                              ----

/s/ Jon R. Latorella      Chairman of the Board, President        August 5, 2002
----------------------    and Chief Executive Officer
Jon R. Latorella

/s/ Robert A. Goddard     Chief Financial Officer,                August 5, 2002
----------------------    Treasurer and Secretary
Robert A. Goddard         (Chief Accounting Officer)


/s/ Sonia P. Bejjani      Director,                               August 5, 2002
----------------------    President, Worldwide Information, Inc.
Sonia P. Bejjani

/s/ John P. Houlihan      Director                                August 5, 2002
----------------------
John P. Houlihan

/s/ Thomas W. Garlock     Director                                August 5, 2002
----------------------
Thomas W. Garlock

/s/ Gerard Scalley        Director                                August 5, 2002
----------------------
Gerard Scalley

/s/ Richard B. Yules      Director                                August 5, 2002
----------------------
Richard B. Yules